UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	00028489	84 - 1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center #206, Princeton, NJ	08546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 750-2347

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On February 21, 2006, the Registrant issued a press release announcing that regulators have allowed the company to initiate Phase I/II clinical testing with its lead compound, Listeria-based cancer vaccine, Lovaxin C. Lovaxin C, which specifically targets cervical cancer in women, will be tested for the first time in humans in this study.

The Advaxis vaccine Lovaxin C is a therapeutic designed to treat women who have developed cervical cancer as a result of an HPV infection.

Advaxis expects to begin dosing at multiple center sites by the end of February. The study will be conducted at Hadassah Hospital in Jerusalem, The Institute of Oncology and Radiology in Belgrade, which treats several hundred cervical cancer patients every year, and at two facilities in Mexico. The first regulatory approval has been received for Belgrade, with approvals for Israel and Mexico in review and anticipated shortly. Advaxis expects to announce the data from these trials in the second half of 2006.

See Registrant’s press release attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits

99.1.	Press Release, dated February 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Dated: February 24, 2005	By:	/s/ Roni Appel
Name: Roni Appel
Title: President and Chief Executive Officer